Exhibit 99.1

PENNS WOODS BANCORP, INC. ANNOUNCES SPECIAL DIVIDEND

Williamsport, PA – March 14, 2013  Richard A. Grafmyre CFP®, President and Chief Executive Officer of Penns Woods Bancorp, Inc., (NASDAQ:PWOD) has announced that the Company’s Board of Directors has declared a special cash dividend of $0.25 per share.

The special cash dividend is payable April 9, 2013 to shareholders of record March 26, 2013.

President Grafmyre stated, “We are pleased to reward the loyalty of our shareholders with this special cash dividend.  Our ability to pay this extra dividend is attributed to the Company coming off of a record year of net income, deposit growth, and loan growth.  In addition the capital position of the Company continues to remain strong and is classified as well capitalized by regulatory standards.”

About Penns Woods Bancorp, Inc.

Penns Woods Bancorp, Inc. is the bank holding company for Jersey Shore State Bank.  The bank serves customers in North Central Pennsylvania through its retail banking, commercial banking, mortgage services and financial services divisions.  Penns Woods Bancorp, Inc. stock is listed on the NASDAQ National market under the symbol PWOD.

Additional Information For Shareholders

Penns Woods has filed with the Securities and Exchange Commission (SEC) a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents regarding its proposed transaction with Luzerne National Bank Corp.  The proxy materials will set forth complete details of the merger transaction.  Penns Woods and Luzerne shareholders and investors are urged to read the joint proxy statement/prospectus when it becomes available, because it will contain important information about Penns Woods and Luzerne and the proposed transaction.  When available, copies of this joint proxy statement/prospectus will be mailed to shareholders.  Copies of the joint proxy statement/prospectus also may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to Penns Woods Bancorp, Inc., Attention — Richard A. Grafmyre, President & CEO, 300 Market Street, Williamsport, Pennsylvania 17701 or on its website at www.jssb.com, or to Luzerne National Bank Corporation, Attention — Robert C. Snyder, President & CEO, 118 Main Street, Luzerne, Pennsylvania  18709.  Copies of other documents filed by Penns Woods with the SEC may also be obtained free of charge at the SEC’s website or by directing a request to Penns Woods at the address provided above.

Penns Woods and Luzerne and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Penns Woods and Luzerne in connection with the proposed merger.  Information about the directors and executive officers of Penns Woods is set forth in the proxy statement, dated March 21, 2012, for Penns Woods’ 2012 annual meeting of shareholders, as filed with the SEC on Schedule 14A.  Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus included in the Form S-4 when it becomes available.

Forward Looking Statements

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein:  (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; and (v) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Previous press releases and additional information can be obtained from the company’s website at www.jssb.com.

Contact:	Richard A. Grafmyre, CFP®
(570) 322-1111
(888) 412-5772
jssb@jssb.com
www.jssb.com

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